Exhibit 99.3

News Release

	Contacts:	Carl A. Luna, SVP & CFO
Copano Energy, L.L.C.
FOR IMMEDIATE RELEASE		713-621-9547

Jack Lascar / jlascar@drg-l.com
Anne Pearson / apearson@drg-l.com
DRG&L / 713-529-6600
COPANO ENERGY ANNOUNCES PRICING
OF $360 MILLION OF 7.125% SENIOR NOTES DUE 2021
HOUSTON, March 22, 2011 — Copano Energy, L.L.C. (NASDAQ: CPNO) (“Copano”) and its subsidiary Copano Energy Finance Corporation announced today that they have priced at par an offering of $360,000,000 in aggregate principal amount of 7.125% Senior Notes due 2021 (the “2021 Notes”). The offering of the 2021 Notes is expected to settle on April 5, 2011, subject to customary closing conditions.
Copano intends to use the net proceeds from the 2021 Notes offering to (1) fund its pending tender offer for any and all of the $332,665,000 aggregate principal amount outstanding of its 8.125% Senior Notes due 2016 (CUSIP No. 217203 AB4) (the “2016 Notes”) and (2) redeem any of the 2016 Notes not acquired in the tender offer related to such notes, although it has no legal obligation to do so and the selection of any particular redemption date is in its discretion. Any remaining net proceeds will be used to provide additional working capital for general corporate purposes.
J.P. Morgan, BofA Merrill Lynch, Deutsche Bank Securities, RBC Capital Markets and Wells Fargo Securities are acting as joint book-running managers for the 2021 Notes offering. The 2021 Notes offering is being made only by means of a prospectus supplement and accompanying base prospectus. A copy of the prospectus supplement and accompanying base prospectus associated with this offering may be obtained from the underwriters as follows:
J.P. Morgan Securities LLC
via Broadridge Financial Solutions
1155 Long Island Avenue

Edgewood, New York 11717
Telephone: (800) 245-8812
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Attention: Syndicate Operations
4 World Financial Center
New York, NY 10080
Telephone: (800) 294-1322
Deutsche Bank Securities, Inc.
60 Wall Street
New York, NY 10005
Telephone: (800) 503-4611
prospectus.cpdg@db.com
RBC Capital Markets, LLC
200 Vesey Street
3 World Financial Center, 9th Floor
New York, NY 10281
Telephone: (877) 280-1299
Wells Fargo Securities, LLC
Attn: Client Support, MAC D1086-070
550 South Tryon Street, 7th Floor
Charlotte, NC 28202
Telephone: (800) 326-5897
cmclientsupport@wellsfargo.com
An electronic copy of the prospectus supplement and the accompanying base prospectus is available from the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov. The 2021 Notes are being offered pursuant to an effective shelf registration statement that Copano previously filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these 2021 Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.
About Copano Energy, L.L.C.
Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana. Its assets include approximately 6,400 miles of active natural gas gathering and transmission pipelines, 250 miles of NGL pipelines and eight natural gas processing plants, with more than one billion cubic feet per day of combined processing capacity and 22,000 barrels per day of fractionation capacity.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements.” Statements that address activities or events that Copano believes will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about our expectations relating to consummating the 2021 Notes offering, consummating the tender offer and the related consent solicitation for the 2016 Notes, future producer activity and Copano’s total distributable cash flow and distribution coverage. These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the following risks and uncertainties, many of which are beyond Copano’s control: Copano’s ability to complete the 2021 Notes offering; Copano’s ability to satisfy the financing condition relating to the tender offer for the 2016 Notes; the receipt of consents to the proposed amendments to the indenture for the 2016 Notes from the holders of a majority in principal amount of the outstanding 2016 Notes; the volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to continue to obtain new sources of natural gas supply and retain its key customers; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production and producers’ ability to drill and successfully complete and attach new natural gas supplies and the availability of downstream transportation systems and other facilities for natural gas and NGLs; higher construction costs or project delays due to inflation, limited availability of required resources, or the effects of environmental, legal or other uncertainties; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s filings with the Securities and Exchange Commission.